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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported: January 16, 2008

                      FIT FOR BUSINESS INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)

         Nevada                    333-123176                  20-2008579
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     (State or other       (Commission File Number)         (IRS Employee
     jurisdiction of                                      Identification No.)
    incorporation or
      organization)

                      FIT FOR BUSINESS INTERNATIONAL, INC.
                    (Address of principal executive offices)

            10/27 Mayneview St., Milton, Q 4064
                         Australia
             (Address of principal agent offices)       (Zip Code)

 Registrant's telephone number, including area code:   61-7-33673355


          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 16, 2008, Fit For Business International, Inc. (the "Company"), Chief Executive Officer, Mark Poulsen, Kamaneal Investments Pty Ltd., an entity controlled by Mr. Poulsen, and Mr. Poulsen's wife, Karen Poulsen (collectively, the "Sellers") entered into an Agreement for the Purchase of Stock (the "Agreement") with Route 32, LLC, a New York limited liability company (the "Purchaser").

Pursuant to the Agreement, at Closing, the Sellers will sell 84,080,000 shares of the Company's common stock owned by the Sellers, which represents 85.5% of the Company's issued and outstanding common stock and voting rights, to the Purchaser for a purchase price of $500,000. In this regard, the Purchaser placed an initial deposit of $50,000 (the "Deposit") with an escrow agent and will provide the balance of the purchase price upon the close of the transaction.

The Closing (the "Closing") of this transaction for the shares of common stock being purchased will occur when all of the Company's corporate documents have been delivered by the Sellers to the Purchasers and the Company has made certain required filings with the Securities and Exchange Commission (the "SEC"). Unless the Closing of this transaction takes place within five (5) business days after the Company either: i) files its Quarterly Report on Form 10-QSB for the period ended December 31, 2007 with the SEC, ii) files an amended filing with its amended audited financial statements for the fiscal year ended June 30, 2006 with the SEC, or iii) 10 days after the mailing of the Schedule 14F-1, whichever is later, then either party may terminate this Agreement. If this Agreement is terminated due to the Sellers failing to file the above filings or mail the
Schedule 14f-1 to all its shareholders then all consideration paid by the Purchaser shall be returned to the Purchaser. If this Agreement is terminated by the Sellers due to the failure of the Purchaser to provide the $500,000 purchase price when required by the Agreement, then the Deposit previously paid by the Purchaser will be forfeited to the Sellers. Upon termination the Sellers shall have no further liability to the Purchaser and the Purchaser shall have no further liability to the Sellers, except that such Deposit shall be returned to the Purchaser.


ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

10.1 Agreement for the Purchase of Stock dated January 16, 2008 by and between the Company, Mark Poulsen, Kamaneal Investments Pty Ltd., Karen Poulsen and Route 32, LLC.


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SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FIT FOR BUSINESS INTERNATIONAL, INC.

Date: January 22, 2008             By:    /s/ Mark Poulsen
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                                   Name:  Mark Poulsen
                                   Title: President, Chief Executive Officer and
                                          Chairman of the Board of Directors